Exhibit 99.1

ACV Announces Fourth Quarter and Full-Year 2021 Results
Achieves $100 million Quarterly Revenue Milestone
Provides 2022 Guidance and 2026 Financial Targets

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Fourth quarter revenue of $100.2 million, up 86% YoY and full-year revenue of $358.4 million, up 72% YoY
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Fourth quarter GAAP net loss of $26.3 million and full-year GAAP net loss of $78.2 million
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Fourth quarter Adjusted EBITDA loss of $15.7 million and full-year Adjusted EBITDA loss of $44.1 million
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Expects 2022 revenue of $450 million to $460 million, representing growth of 26% to 28% YoY; expects 2022 Adjusted EBITDA loss of $53 million to $57 million
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Establishes 2026 financial targets of $1.3 billion in revenue and $325 million of Adjusted EBITDA

BUFFALO, February 16, 2022 — ACV (Nasdaq: ACVA), the leading online automotive marketplace (and data services) for dealers, today reported results for its fourth quarter and full-year ended December 31, 2021.

“We are very pleased with our strong results in the fourth quarter, which once again exceeded expectations, despite the ongoing crosscurrents impacting the automotive industry. Our growth is driven by continued market share gains, strong adoption of ACV’s value-added services, and traction of new data and SaaS products,” said George Chamoun, CEO of ACV.

“We reached our goal of achieving nationwide coverage on ACV’s marketplace, while successfully launching new offerings that we believe position ACV to deliver sustainable long-term growth within the large market opportunity ahead of us,” concluded Chamoun.

Fourth Quarter 2021 Highlights

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Revenue of $100.2 million, an increase of 86% year over year.
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Marketplace and Service revenue of $86.7 million, an increase of 98% year over year.
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Auction Marketplace revenue of $43.4 million, an increase of 73% year over year.
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Marketplace GMV of $2.5 billion, an increase of approximately 170% year over year, including well over $200 million of consumer-sourced GMV – a record for ACV.
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Marketplace Units of 138,565, an increase of 35% year over year.
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Adjusted EBITDA loss of $15.7 million, compared to Adjusted EBITDA loss of $8.2 million in the fourth quarter 2020.

Full-Year 2021 Highlights

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Revenue of $358.4 million, an increase of 72% year over year.
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Marketplace and Service revenue of $308.4 million, an increase of 78% year over year.
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Auction Marketplace revenue of $164.2 million, an increase of 66% year over year.
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Marketplace GMV of $7.9 billion, an increase of approximately 140% year over year.
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Marketplace Units of 560,959, an increase of 43% year over year.
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Adjusted EBITDA loss of $44.1 million, compared to Adjusted EBITDA loss of $30.8 million in 2020.

First Quarter and Full-Year 2022 Guidance

Based on information as of today, ACV is providing the following guidance:

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First quarter of 2022:
o
Total revenue of $100 to $102 million, an increase of 45% to 48% year over year
o
Adjusted EBITDA loss of $17 to $18 million
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Full-Year 2022:
o
Total revenue of $450 to $460 million, an increase of 26% to 28% year over year
o
Adjusted EBITDA loss of $53 to $57 million; an approximate 12% loss at the midpoint of revenue guidance

Our financial guidance includes the following assumptions:

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Although the ongoing automotive supply chain issues have made it challenging to predict both used-vehicle values and vehicle trade volumes on our marketplace, we believe we have multiple levers in our business model, and therefore multiple paths to achieve our 2022 revenue guidance.
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Total Non-GAAP operating expenses, excluding cost of revenue, are expected to grow approximately 33% year over year in 2022.

Reconciliation each of Adjusted EBITDA and non-GAAP operating expenses to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from such non-GAAP measures; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Establishes 2026 Financial Targets

ACV is targeting approximately $1.3 billion in revenue and $325 million in Adjusted EBITDA in 2026, representing an approximate revenue CAGR of 30% from 2022 to 2026, and Adjusted EBITDA margin target of 25%.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

2022 Analyst Day

ACV is hosting an analyst meeting on March 1, 2022 at the Nasdaq MarketSite, 4 Times Square in midtown Manhattan. A live webcast of the event will also be accessible on ACV’s website at https://investors.acvauto.com. The program will begin at 1:00 p.m. and conclude at 4:00 p.m. followed by a reception with ACV’s management team. To register for the event please send an email to ACVAuctionsIR@icrinc.com.

ACV’s Fourth Quarter and Full-Year 2021 Results Conference Call

ACV will host a conference call and live webcast today, February 16, 2022, at 5:00 p.m. ET to discuss financial results. To participate in the live call, analysts and investors should dial (833) 607-1658 or (914) 987-7871, and use conference ID 8591484. The live webcast of the conference call along with supplemental financial information will also be accessible on ACV’s website at https://investors.acvauto.com. Following the webcast, an archived version will also be available on the investor relations page of ACV’s website. A telephonic replay of the conference call will be available until Wednesday, February 23, 2022, by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 8591484.

About ACV Auctions

ACV provides a vibrant digital marketplace for wholesale vehicle transactions and data services that offers transparent and accurate vehicle information to customers. On a mission to build and enable the most trusted and efficient digital marketplaces for buying and selling used vehicles, ACV's platform leverages data insights and technology to power its digital marketplace and data services, enabling dealers and commercial partners to buy, sell and value vehicles with confidence and efficiency. ACV's network of brands includes ACV Auctions, ACV Transportation and ACV Capital within its Marketplace Products, as well as True360, ACV Data Services and MAX Digital.

Information About Non-GAAP Financial Measure and Key Operating and Financial Metrics

We supplement our financial results with a non-GAAP financial measure, Adjusted EBITDA, and key operating and financial metrics, Marketplace Units and Marketplace GMV.

Non-GAAP Financial Measure

Adjusted EBITDA is a financial measure that is not presented in accordance with GAAP. We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net loss, adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) interest (income) expense; (4) provision for income taxes; and (5) other (income) expense, net.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating expenses, including interest expense, (5) it does not consider the impact of any contingent consideration liability valuation adjustments, and (6) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net loss and other results stated in accordance with GAAP.

Operating Metrics

We regularly monitor the following operating and financial metrics in order to measure our current performance and estimate our future performance. Our key operating and financial metrics may be calculated in a manner different than similar business metrics used by other companies.

Marketplace GMV - Marketplace GMV is primarily driven by the volume and dollar value of Marketplace Units transacted on our digital marketplace. We believe that Marketplace GMV acts as an indicator of the success of our marketplace, signaling satisfaction of dealers and buyers on our marketplace, and the health, scale, and growth of our business. We define Marketplace GMV as the total dollar value of vehicles transacted through our digital marketplace within the applicable period, excluding any auction and ancillary fees. Because our definition of Marketplace Units does not include vehicles inspected but not sold on our digital marketplace, GMV does not represent revenue earned by us.

Marketplace Units - Marketplace Units is a key indicator of our potential for growth in Marketplace GMV and revenue. It demonstrates the overall engagement of our customers on the ACV platform, the vibrancy of our digital marketplace and our market share of wholesale transactions in the United States. We define Marketplace Units as the number of vehicles transacted on our digital marketplace within the applicable period. Marketplace Units transacted includes any vehicle that successfully reaches sold status, even if the auction is subsequently unwound, meaning the buyer or seller does not complete the transaction. These instances have been immaterial to date. Marketplace Units exclude vehicles that were inspected by

ACV, but not sold on our digital marketplace. Marketplace Units have increased over time as we have expanded our territory coverage, added new dealer partners and increased our share of wholesale transactions from existing customers.

Forward-Looking Statements

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning ACV’s ability to deliver long-term growth and total addressable market expansion, our financial guidance for the first quarter of 2022 and the full year of 2022 and our 2026 financial targets. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. You should not rely on forward-looking statements as predictions of future events.

The forward-looking statements contained in this presentation are based on ACV’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties and changes in circumstances that may cause ACV’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks and uncertainties include, but are not limited to: (1) our history of operating losses; (2) our limited operating history; (3) our ability to effectively manage our growth; (4) our ability to grow the number of participants on our platform; (5) our ability to acquire new customers and successfully retain existing customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) breaches in our security measures, unauthorized access to our platform, our data, or our customers’ or other users’ personal data; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) our ability to compete effectively with existing competitors and new market entrants; (11) our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business in the United States and other jurisdictions where we elect to do business; (12) general market, political, economic, and business conditions; and (13) the impact that the ongoing COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC pursuant on November 10, 2021. Additional information will be made available in our Annual Report on Form 10-K for the year ended December 31, 2021 and other filings and reports that we may file from time to time with the SEC. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. The forward-looking statements made in this presentation relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Contact:
Tim Fox
tfox@acvauctions.com

Media Contact:
Maura Duggan
mduggan@acvauctions.com

ACV AUCTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
Revenue:
Marketplace and service revenue	$86,718	$43,847	$308,350	$173,120
Customer assurance revenue	13,459	9,916	50,085	35,237
Total revenue	100,177	53,763	358,435	208,357
Operating expenses:
Marketplace and service cost of revenue (excluding depreciation & amortization)	45,561	21,559	159,405	83,553
Customer assurance cost of revenue (excluding depreciation & amortization)	12,462	8,797	45,348	29,496
Operations and technology	29,567	17,385	101,056	64,998
Selling, general, and administrative	35,892	16,281	121,167	64,882
Depreciation and amortization	2,387	1,738	8,264	6,075
Total operating expenses	125,869	65,760	435,240	249,004
Income (loss) from operations	(25,692)	(11,997)	(76,805)	(40,647)
Other income (expense):
Interest income	29	29	129	748
Interest expense	(200)	(183)	(782)	(633)
Total other income (expense)	(171)	(154)	(653)	115
Income (loss) before income taxes	(25,863)	(12,151)	(77,458)	(40,532)
Provision for income taxes	449	108	724	489
Net income (loss)	$(26,312)	$(12,259)	$(78,182)	$(41,021)
Weighted-average shares - basic and diluted	155,771,616	22,069,024	125,332,800	21,596,379
Net loss per share - basic and diluted	(0.17)	(0.56)	(0.62)	(1.90)

ACV AUCTIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31, 2021	December 31, 2020
Assets
Current Assets :
Cash and cash equivalents	$565,994	$233,725
Marketable securities	13,765	-
Trade receivables (net of allowance of $3,724 and $2,093)	222,753	104,138
Finance receivables (net of allowance of $636 and $40)	44,278	8,501
Other current assets	10,623	8,041
Total current assets	857,413	354,405
Property and equipment (net of accumulated depreciation of $4,636 and $2,439)	4,916	4,912
Goodwill	78,839	21,820
Acquired intangible assets (net of amortization of $7,070 and $3,059)	18,130	11,491
Internal-use software costs (net of amortization of $3,837 and $1,963)	17,844	7,775
Operating lease right-of-use assets	3,264	2,000
Other assets	2,554	2,147
Total assets	982,960	404,550
Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current Liabilities :
Accounts payable	395,972	151,967
Accrued payroll	11,961	8,109
Accrued other liabilities	9,106	4,375
Deferred revenue	4,317	1,504
Operating lease liabilities	1,306	746
Total current liabilities	422,662	166,701
Long-term operating lease liabilities	2,049	1,323
Long-term debt	500	4,832
Other long-term liabilities	1,652	5,054
Total liabilities	$426,863	$177,910
Commitments and Contingencies (Note 8)
Convertible Preferred Stock :
Convertible preferred stock; $0.001 par value; 0 and 230,538,501 shares authorized; 0 and 115,269,221 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	-	366,332
Stockholders' Equity (Deficit) :
Preferred stock; $0.001 par value; 20,000,000 and 0 shares authorized; 0 and 0 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	-	-
Common stock; $0.001 par value; 0 and 311,100,000 shares authorized; 0 and 22,331,842 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	-	22
Common stock - Class A; $0.001 par value; 2,000,000,000 and 0 shares authorized; 106,420,843 and 0 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	106	-
Common stock - Class B; $0.001 par value; 160,000,000 and 0 shares authorized; 49,661,126 and 0 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	50	-
Additional paid-in capital	801,142	27,322
Accumulated deficit	(245,161)	(166,979)
Accumulated other comprehensive loss	(40)	(57)
Total stockholders' equity (deficit)	556,097	(139,692)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$982,960	$404,550

ACV AUCTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2021	2020
Cash Flows from Operating Activities
Net income (loss)	$(78,182)	$(41,021)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,753	7,244
Stock-based compensation expense, net of amounts capitalized	23,220	5,705
Provision for bad debt	4,963	5,181
(Gain) on contingent liabilities	-	(3,063)
Other non-cash, net	656	901
Changes in operating assets and liabilities, net of effects from purchases of businesses:
Trade receivables	(120,155)	(29,226)
Other current assets	(2,047)	(5,702)
Accounts payable	242,856	66,217
Accrued payroll	3,236	4,095
Accrued other liabilities	2,468	(891)
Deferred revenue	1,597	(825)
Other long-term liabilities	(1,465)	2,418
Other assets	(610)	(665)
Net cash provided by (used in) operating activities	85,290	10,368
Cash Flows from Investing Activities
Net increase in finance receivables	(36,956)	(5,288)
Purchases of property and equipment	(2,569)	(3,503)
Capitalization of software costs	(11,460)	(5,382)
Acquisition of businesses (net of cash acquired)	(64,500)	(5,500)
Purchases of marketable securities	(13,781)	-
Net cash provided by (used in) investing activities	(129,266)	(19,673)
Cash Flows from Financing Activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions and other offering costs	385,736	-
Proceeds from long term debt	5,250	6,787
Payments towards long term debt	(9,582)	(1,980)
Proceeds from issuance of Series E1 preferred stock	-	55,000
Payments towards promissory note	(2,637)	-
Payments for debt issuance and other financing costs	(1,385)	(738)
Proceeds from exercise of stock options	1,631	1,822
Payment of RSU tax withholdings in exchange for common shares surrendered by RSU holders	(2,768)	-
Other financing activities, net	-	(136)
Net cash provided by (used in) financing activities	376,245	60,755
Net increase (decrease) in cash, cash equivalents, and restricted cash	332,269	51,450
Cash, cash equivalents, and restricted cash, beginning of period	233,725	182,275
Cash, cash equivalents, and restricted cash, end of period	$565,994	$233,725
Supplemental disclosure of cash flow information
Cash paid (received) during the period for:
Interest (income) expense	$398	$171
Income taxes	$261	$59
Cash paid included in the measurement of operating lease liabilities	$954	$770
Non-cash investing and financing activities:
Right-of-use assets obtained, including initial adoption	$2,095	$718
Contingent consideration	$-	$5,700
Stock-based compensation included in capitalized software development costs	$472	$-
Purchase of property and equipment and internal use software in accounts payable	$587	$133

	Year ended December 31,
	2021	2020
Adjusted EBITDA Reconciliation
Net income (loss)	$(78,182)	$(41,021)
Depreciation and amortization	8,753	7,244
Stock-based compensation	23,692	5,705
Interest (income) expense	653	(115)
Provision for income taxes	724	489
Other (income) expense, net	223	(3,054)
Adjusted EBITDA	$(44,137)	$(30,752)